Exhibit (a)(1)(vi)
Letter to Shareworks Account Holders
Regarding Tender Offer

From: Cole Eason, Chief Compliance Officer and Corporate Secretary of Expensify
To: Shareworks Account Holders
As you may have seen, on May 13, 2026, we announced a process known as a “tender offer” to purchase outstanding shares of Expensify’s Class A common stock for an aggregate purchase price of up to $25,000,000. While we have a repurchase program with approximately $41 million remaining that allows us to repurchase shares from time to time in the open market, a tender offer allows us to purchase more shares more quickly. The tender offer will begin on May 13, 2026 and expire at 12:00 midnight, New York City time, at the end of the day on June 10, 2026, unless extended or terminated. The tender offer is structured as a modified “Dutch auction,” which means we are offering to repurchase shares of Class A common stock at a price per share between $0.98 and $1.20, with the final price being determined promptly after the expiration of the tender offer. The final price will be the lowest price that allows us to purchase up to $25,000,000 of shares, or a lower amount depending on the number of shares properly tendered and not withdrawn.
If you own shares of Class A common stock, you may offer to sell them back to the company in the tender offer. You may only sell shares of Class A common stock that you own at the expiration of the tender offer. Please note that we are not offering to purchase shares of our LT10 common stock or LT50 common stock as part of the tender offer. Additionally, given the length of the notice requirements in our charter, there is not time to choose to convert any shares of LT10 common stock and LT50 common stock that you may own into shares of Class A common stock prior to the June 10, 2026 tender offer expiration.
If you are an officer, director, contractor, consultant or employee of the Company, you will need to observe the Company’s Insider Trading Compliance Policy and Procedures. If you have any questions about the policy, please contact me.
If you have an active 10b5-1 plan, you cannot tender shares of Class A common stock that are subject to the plan; however, depending on the terms of your 10b5-1 plan, your broker may tender shares in the tender offer if the offer price is within the sale price in the plan.
Shares Held Outside of Shareworks. If your shares of Class A common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you may wish to contact such broker, dealer, commercial bank, trust company or other nominee to make sure you get a copy of the tender offer materials and any other forms you may be required to complete. If you hold shares of Class A common stock registered in your own name, Expensify’s information agent, Computershare Trust Company, N.A., will be sending you the tender offer materials. You may also request copies of the tender offer materials from Georgeson LLC, the information agent for the tender offer, by calling (877) 576-3854 or by email to expensify@georgeson.com.
Shares Held Through Shareworks. For most of you, any shares of Class A common stock that you own are held in a Shareworks account. If you want to sell shares of Class A common stock that you hold in a Shareworks account in the tender offer, then the enclosed tender offer materials and Tender Offer Instruction Form require your immediate attention. As described below, you have the right to instruct Shareworks whether or not to tender shares of Class A common stock beneficially owned by you and held in your Shareworks account. There will be no fee to you for instructing Shareworks to tender such shares.
To understand the tender offer fully and for a more complete description of the terms and conditions of the tender offer, you should carefully read the following materials about the tender offer that are enclosed with this letter:
1.Offer to Purchase, dated May 13, 2026;
2.Tender Offer Instruction Form; and
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Exhibit (a)(1)(vi)
3.Form of Withdrawal of Tender.
You will need to complete the enclosed Tender Offer Instruction Form (attached as Exhibit A) and return it to Computershare Trust Company, N.A., the tabulator for the tender offer (the “Tabulator”), at Computershare Trust Company, N.A., Attn: Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 so that it is RECEIVED by 5:00 p.m. New York City time, on June 8, 2026, unless the tender offer is extended. If the tender offer is extended, the deadline for receipt of your instructions will be at 5:00 p.m., New York City time, on the second (2nd) business day prior to the new expiration date, as extended.
Background
Our board of directors determined that it is in the best interests of the Company to deploy capital by repurchasing shares of our Class A common stock and that at this time the tender offer described in the Offer to Purchase is a prudent and effective way to do so and to provide value and return capital to our stockholders. The tender offer provides a mechanism for completing a sizeable repurchase of shares more rapidly than would be possible through open market repurchases. Additionally, our board of directors believes the modified “Dutch auction” tender offer set forth in the Offer to Purchase is a mechanism that will provide all stockholders with the opportunity to tender all or a portion of their shares of Class A common stock (subject to any proration and the other terms of the Offer to Purchase) for cash. Conversely, the tender offer also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company. The board of directors considered the likely effect that repurchasing shares of our Class A common stock would have on our capital structure, and we believe such capital structure will continue to support growth and other strategic options. In addition, our board of directors believes the tender offer provides the Company with an opportunity to return capital to its stockholders with respect to all or a portion of their shares of Class A common stock (subject to any proration and the other terms of the Offer to Purchase), without potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales.
While our board of directors has authorized the tender offer, it has not made, nor have the Company, Citizens JMP Securities, LLC, the dealer manager for the tender offer (the “Dealer Manager”), Georgeson LLC, the information agent for the tender offer (the “Information Agent”), or Computershare Trust Company, N.A., which is also serving as the depositary for the tender offer (the “Depositary”), or any of our or their respective affiliates made, any recommendation to you as to whether you should tender or refrain from tendering your shares of Class A common stock. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and at what price or prices you choose to tender your shares. In doing so, you should read carefully all of the information in the Offer to Purchase and in the other tender offer materials. You are urged to discuss these matters with your tax advisor, financial advisor and/or broker.
Please note the following:
•You may tender your shares of Class A common stock at a price or prices not greater than $0.98 nor less than $1.20 per share, as indicated in the attached Tender Offer Instruction Form, to be paid to you in cash, less any applicable withholding taxes and without interest, or you may instruct Shareworks to tender your shares at the final purchase price determined by the Company in accordance with the terms of and subject to the conditions of the tender offer.
•You are urged to discuss your decision with your tax advisor, financial advisor and/or broker.
•The tendering of your shares of Class A common stock in the tender offer will not incur brokerage fees or commissions.
•The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on June 10, 2026, unless the Company extends or terminates the tender offer in accordance with the terms of and subject to the conditions of the tender offer, subject to applicable law.
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Exhibit (a)(1)(vi)
•However, as noted previously, if you wish to (i) participate in the tender offer, your Tender Offer Instruction Form must be received by the Tabulator no later than 5:00 p.m., New York City time, on June 8, 2026, unless the tender offer is extended; or (ii) withdraw your Tender Offer Instruction Form (i.e., your instructions to tender your shares), your Form of Withdrawal of Tender must be received by the Tabulator no later than 5:00 p.m., New York City time, on June 8, 2026, unless the tender offer is extended.
Procedures for Directing Shareworks
Enclosed is a Tender Offer Instruction Form that should be completed and returned to the Tabulator if you wish to tender shares in the tender offer. For purposes of determining the number of shares of Class A common stock attributable to your Shareworks account to be tendered in the tender offer, Shareworks will apply your instructions to the number of shares of Class A common stock attributable to your Shareworks account as of the Expiration Date.
If you do not properly complete and return the Tender Offer Instruction Form by the deadline specified, subject to any extensions of the tender offer, shares of Class A common stock attributable to your Shareworks will be considered uninstructed and will not be tendered in the tender offer.
To properly complete your Tender Offer Instruction Form, you must do the following:
1.Complete the Tender Offer Instruction Form pursuant to the instructions on the face of the form.
2.Date and sign the Tender Offer Instruction Form in the space provided.
3.Return the Tender Offer Instruction Form so that it is RECEIVED by the Tabulator at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, Rhode Island 02940-3011 not later than 5:00 p.m., New York City time, on June 8, 2026, unless the tender offer is extended. If the tender offer is extended, the deadline for receipt of your Tender Offer Instruction Form will be the second (2nd) business day prior to the expiration date, as extended. If you wish to return the form by overnight mail, please send it to Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 150 Royall Street, Suite V, Canton, MA 02021.
Your instructions will be deemed irrevocable unless withdrawn by 5:00 p.m., New York City time, on June 8, 2026 in accordance with the procedure described below. Thereafter, the tendered shares of Class A common stock may not be withdrawn until after 12:00 midnight, New York City time, at the end of the day on June 10, 2026, the twentieth (20th) business day after the commencement of the tender offer, unless accepted for payment by the Company as provided in the Offer to Purchase prior to such date.
If your Shares are accepted for purchase in the tender offer, the proceeds from the shares that are tendered and accepted by the Company pursuant to the terms of the tender offer will be deposited into the cash accumulation account in your Shareworks account.
Procedure for Withdrawal of Your Shares
In order to make an effective withdrawal of your instructions, you must complete and submit the enclosed Form of Withdrawal of Tender (attached as Exhibit B), which may also be obtained by calling the Information Agent at (877) 576-3854. Upon receipt of a new, completed, signed and dated Form of Withdrawal of Tender, your previous instructions will be deemed cancelled. Please note that the last properly completed Tender Offer Instruction Form timely received from a participant will be honored. However, as noted previously, if you wish to withdraw your Tender Offer Instruction Form (i.e., your instructions to tender your shares), your Form of Withdrawal of Tender must be received by the Tabulator no later than 5:00 p.m., New York City time, on June 8, 2026, unless the Offer is extended.
As described in the Offer to Purchase, the Company has the right to extend the tender offer for certain periods. If the tender offer is extended, the deadline for receipt of your Form of Withdrawal of Tender will be 5:00 p.m. New York City time on the second (2nd) business day prior to the expiration date, as extended. Any extensions of the tender offer will be publicly announced by the Company. In the event of an announced extension, you may call the Information Agent, at (877)-576-3854 to obtain information on any new instructions deadline.
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Exhibit (a)(1)(vi)
Instructions to Tabulator
After the deadline for providing instructions to the Tabulator, the Tabulator will complete the tabulation of all instructions and forward the information to Shareworks, and Shareworks will tender the appropriate number of shares of Class A common stock on behalf of all individuals that beneficially own shares of Class A common stock in a Shareworks account. Any Shares attributable to your Shareworks account that are not purchased in the tender offer will remain allocated to your individual Shareworks account.
If the Tender Offer is Completed
If the conditions to the tender offer have been satisfied or waived and shares of Class A common stock having an aggregate purchase price of less than $25,000,000 are properly tendered and not properly withdrawn prior to the expiration time, we will buy all shares properly tendered at prices at or below the final purchase price and not properly withdrawn.
If the conditions to the tender offer have been satisfied or waived and shares having an aggregate purchase price in excess of $25,000,000, measured at the maximum price at which such shares were properly tendered, have been properly tendered and not properly withdrawn prior to the expiration time, we will purchase shares:
•first, from all stockholders of “odd lots” (persons who own fewer than 100 shares of Class A common stock) who properly tender all of their shares at or below the final purchase price and do not properly withdraw them prior to the expiration time;
•second, subject to the conditional tender provisions described in the Offer to Purchase, on a pro rata basis, with appropriate adjustment to avoid purchases of fractional shares, from all other stockholders who properly tender shares of Class A common stock at or below the final purchase price and do not properly withdraw them before the expiration time; and
•third, only if necessary to permit us to purchase shares having an aggregate purchase price of $25,000,000 (or such greater amount as we may elect to purchase, subject to applicable law), from holders who have tendered shares of Class A common stock at or below the final purchase price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, holders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them prior to the expiration time.
Therefore, it is possible that we will not purchase any or all of the shares of Class A common stock that you tender. It is also possible that none of the shares of Class A common stock conditionally tendered will be purchased.
Return of Unpurchased Shares
If any properly tendered shares of Class A common stock are not purchased pursuant to the tender offer or are properly withdrawn before the expiration time, or if less than all shares evidenced by a stockholder’s certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the tender offer or the proper withdrawal of the shares of Class A common stock, as applicable, or, in the case of shares of Class A common stock properly tendered by book-entry transfer at The Depository Trust Company, the shares will be credited to the appropriate account maintained by the tendering stockholder at The Depository Trust Company, in each case without expense to the stockholder.
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EXHIBIT A
TENDER OFFER INSTRUCTION FORM

THE UNDERSIGNED IS ADVISED TO CAREFULLY REVIEW ALL ACCOMPANYING INFORMATION BEFORE COMPLETING THIS FORM
INCORRECTLY COMPLETED OR UNSIGNED FORMS WILL BE DISCARDED IN THE TENDER OFFER.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 13, 2026 (together with any amendments or supplements thereto, the "Offer to Purchase") and other related materials (together with any amendments or supplements thereto and the Offer to Purchase, the "Offer") in connection with the offer by Expensify, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $25,000,000 of its issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “shares”), at a price of not less than $0.98 and not more than $1.20 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to the Company the number of shares of Class A common stock (as a percentage of all of the shares held for the account of the undersigned) indicated below, or, if no number is specified, all shares of Class A common stock you hold for the account of the undersigned, at the price per share indicated below, upon the terms of and subject to the conditions of the Offer.
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
(1) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Stockholder," the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $0.98 per share.

Share Purchase and Holdings	Expensify, Inc. ESPP (Non Qualified)	Expensify, Inc. ESPP (Non Qualified - Granted Shares)
______% at the Final Purchase Price	______% at the Final Purchase Price	______% at the Final Purchase Price

☐
The undersigned wants to maximize the chance of having the Company purchase the shares that the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $0.98 PER SHARE.

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
BY ALLOCATING A PERCENTAGE(S) OF SHARES TO ONE OR MORE OF THE FOLLOWING SPACES BELOW INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Pursuant to The Offer," the undersigned hereby tenders the specified percentage of shares of Class A common stock held in his or her Shareworks account at the price(s) per share checked. The undersigned understands that this action could result in the Company purchasing none of the Shares tendered hereby if the undersigned select a box other than the box representing a price at or below the Final Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Offer.

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EXHIBIT A

SHARE PURCHASE AND HOLDINGS
☐ ____% at $0.98	☐ ____% at $1.04	☐ ____% at $1.10	☐ ____% at $1.16
☐ ____% at $1.00	☐ ____% at $1.06	☐ ____% at $1.12	☐ ____% at $1.18
☐ ____% at $1.02	☐ ____% at $1.08	☐ ____% at $1.14	☐ ____% at $1.20

EXPENSIFY, INC. ESPP (NON QUALIFIED)
☐ ____% at $0.98	☐ ____% at $1.04	☐ ____% at $1.10	☐ ____% at $1.16
☐ ____% at $1.00	☐ ____% at $1.06	☐ ____% at $1.12	☐ ____% at $1.18
☐ ____% at $1.02	☐ ____% at $1.08	☐ ____% at $1.14	☐ ____% at $1.20

EXPENSIFY, INC. ESPP (NON QUALIFIED - GRANTED SHARES)
☐ ____% at $0.98	☐ ____% at $1.04	☐ ____% at $1.10	☐ ____% at $1.16
☐ ____% at $1.00	☐ ____% at $1.06	☐ ____% at $1.12	☐ ____% at $1.18
☐ ____% at $1.02	☐ ____% at $1.08	☐ ____% at $1.14	☐ ____% at $1.20
Note: The sum of the percentages the undersigned writes in must not exceed 100%. If the sum of all such percentages exceeds 100%, none of the shares of Class A common stock allocated to the undersigned's Shareworks account will be tendered.

SIGNATURE

Signature(s)

Name(s)
(PLEASE PRINT)

Address(es)

(include Zip Code)

Phone Number (including Area Code)

Date	, 2026

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EXHIBIT B
FORM OF WITHDRAWAL OF TENDER

INCORRECTLY COMPLETED OR UNSIGNED FORMS WILL BE DISCARDED IN THE OFFER.
WITHDRAWAL OF TENDER
If the undersigned has previously made an election to tender shares of Class A common stock and wishes to withdraw, please check the box below:

☐	I hereby instruct Solium Shareworks to withdraw from the Offer all shares of Class A common stock in my Shareworks account that I previously instructed Shareworks to tender on my behalf.

SIGNATURE

Signature(s)

Name(s)
(PLEASE PRINT)

Address(es)

(include Zip Code)

Phone Number (including Area Code)

Date	, 2026

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